UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 28, 2004 Date of report (Date of earliest event reported):

PETER KIEWIT SONS’, INC. (Exact name of Registrant as specified in its Charter)

Delaware	000-23943	91-1842817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiewit Plaza, Omaha Nebraska	68131
(Address of Principal Executive Offices)	(Zip Code)

(402) 342-2052 (Registrant’s telephone number, including area code)

Item 5. Other Events.

On June 28, 2004, Peter Kiewit Sons’, Inc. (the “Company”) issued a press release announcing Kenneth E. Stinson’s decision to retire as Chief Executive Officer, effective in January 2005. The press release also announced that Mr. Stinson would remain as Chairman of the Board of Directors of the Company and that Bruce E. Grewcock, President and Chief Operating Officer of the Company, would succeed Mr. Stinson as Chief Executive Officer. The press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference as if fully set forth.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

PETER KIEWIT SONS’, INC.
By: /s/ Tobin A. Schropp
Date: June 30, 2004	Tobin A. Schropp, Senior Vice President